SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                DST SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                     43-1581814
(Jurisdiction of incorporation             (I.R.S. Employer Identification No.)
       or organization)

                         333 West 11th Street, 5th Floor
                        Kansas City, Missouri 64105-1594
          (Address, including zip code, of principal executive offices)

USCS International, Inc. 1988 Incentive Stock Option Plan, as amended ("1988 USCS Plan")
USCS International, Inc. 1990 Stock Option Plan, as amended ("1990 USCS Plan")
USCS International, Inc. 1993 Incentive Stock Option Plan, as amended ("1993 USCS Plan")
USCS International, Inc. 1996 Stock Option Plan, as amended ("1996 USCS Plan")
                            (Full title of the Plans)

            ---------------------------------------------------------

                            Robert C. Canfield, Esq.
              Senior Vice President, General Counsel and Secretary
                                DST Systems, Inc.
                         333 West 11th Street, 5th Floor
                        Kansas City, Missouri 64105-1594
                                 (816) 435-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

-------------------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------

                                                   Proposed Maximum                Proposed Maximum            Amount of
Title of Securities        Amount to be            Offering Price                 Aggregate Offering        Registration Fee
 to be Registered         Registered (1)              Per Share                         Price
Common Stock,
par value
$0.01 per share                (2)                       N/A                             N/A                      N/A


(1)      This  Registration  Statement  also covers an  indeterminate  number of additional shares which may be necessary to adjust the above-referenced
         Plans as the  result of any  future  stock  split,  stock  dividend  or similar adjustment of the Registrant's  outstanding stock. In addition, this  Registration  Statement  also covers an  indeterminate  amount of additional  securities  which may be issued under the  above-referenced
         Plans  pursuant to the  anti-dilution  provisions of such Plans and, if interests  in the  above-referenced  Plans  are  deemed  to  constitute separate  securities,  pursuant to Rule 416(c) under the Securities Act of 1933, this registration  statement shall also cover an indeterminate
         amount  of   interests   to  be  offered  or  sold   pursuant   to  the
         above-referenced Plans.

(2) This registration statement covers an additional 1,479,078 shares of Common Stock (being 172,294 shares of Common Stock related to the 1988
         USCS Plan, 63,054 shares of Common Stock related to the 1990 USCS Plan,
         315,536 shares of Common Stock related to the 1993 USCS Plan and 928,194 shares of Common Stock related to the 1996 USCS Plan) to reflect a 2-for-1 stock split, effected in the form of a 100% stock dividend, payable October 19, 2000 to shareholders of record October 6, 2000.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant, DST SYSTEMS, INC., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri on this 16th day of October, 2000.

                         DST SYSTEMS, INC.

                         By:  /s/ Robert C. Canfield
                             ---------------------------------------
                             Name:      Robert C. Canfield, Esq.
                             Title:     Senior Vice President, General Counsel
                                        and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                          Date
-----------                       -----                          -----
Thomas A. McDonnell*           President,                   October 16, 2000
-----------------------------  Chief Executive Officer
Thomas A. McDonnell


A. Edward Allison*             Director                     October 16, 2000
-----------------------------
A. Edward Allison


George L. Argyros*             Director                     October 16, 2000
-----------------------------
George L. Argyros


Michael G. Fitt*               Director                     October 16, 2000
-----------------------------
Michael G. Fitt


William C. Nelson*             Director                     October 16, 2000
-----------------------------
William C. Nelson


M. Jeannie Strandjord*         Director                     October 16, 2000
-----------------------------
M. Jeannie Strandjord


Thomas A. McCullough*          Director                     October 16, 2000
-----------------------------
Thomas A. McCullough


James C. Castle*               Director                     October 16, 2000
-----------------------------
James C. Castle


Kenneth V. Hager*              Vice President, Chief        October 16, 2000
-----------------------------  Financial Officer, and
Kenneth V. Hager               Treasurer (Principal
                               Financial Officer)


Gregg W. Givens*               Vice President and           October 16, 2000
-----------------------------  Chief Accounting
Gregg W. Givens                Officer


*By:       /s/ Robert C. Canfield
           -------------------------------------
           Robert C. Canfield, Attorney-in-fact